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                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation in this Annual Report (Form 10-K) of Gulf Canada Resources Limited (the "Company") of our report dated February 18, 1999, with respect to the consolidated financial statements of the Company for the year ended December 31, 1998.

We further consent to the reference to our firm under the caption "Experts", in the Registration Statement (Form S-8 No. 333-7644) and related prospectus pertaining to the 1994 Incentive Stock Option Plan of the Company, and to the incorporation by reference of our report dated February 18, 1999 with respect to the consolidated financial statements of the Company for the year ended December 31, 1998 included in this Annual Report (Form 10-K) in the prospectus.


Calgary, Canada                                 [signature of Ernst & Young LLP]
March 26, 1999                                             Chartered Accountants